EXHIBIT 6 UNDER FORM N-1A
                               EXHIBIT 1 UNDER ITEM 601/REG. S-K

                           MARKETVEST FUNDS, INC.
                           DISTRIBUTOR'S CONTRACT

       AGREEMENT made this 1st day of January, 1996 by and between Marketvest Funds, Inc. (the "Corporation"), a Maryland corporation, and EDGEWOOD SERVICES, INC. ("ESI"), a Pennsylvania Corporation.
       In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:
  1. The Corporation hereby appoints ESI as its agent to sell and distribute shares of the Corporation which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Corporation. ESI hereby accepts such appointment and agrees to provide such other services for the Corporation, if any, and accept such compensation from the Corporation, if any, as set forth in the applicable exhibits to this Agreement.
  2. The sale of any Shares may be suspended without prior notice whenever in the judgment of the Corporation it is in its best interest to do so.
  3. Neither ESI nor any other person is authorized by the Corporation to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Corporation. ESI agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through ESI may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Corporation. ESI agrees that in offering or selling Shares as agent of the Corporation, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. ESI will submit to the Corporation copies of all sales literature before using the same and will not use such sales literature if disapproved by the Corporation.
  4. This Agreement is effective with respect to each Class as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Directors of the Corporation including a majority of the members of the Board of Directors of the Corporation who are not interested persons of the Corporation and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Corporation or in any related documents to such Plan ("Disinterested Directors") cast in person at a meeting called for that purpose. If a Class is added after the first annual approval by the Directors as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Directors and thereafter for successive periods of one year, subject to approval as described above.
  5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Directors or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by ESI on sixty (60) days' written notice to the Corporation.
  6. This Agreement may not be assigned by ESI and shall automatically terminate in the event of an assignment by ESI as defined in the Investment Company Act of 1940, as amended, provided, however, that ESI may at its sole expense employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.
  7. ESI shall not be liable to the Corporation for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.
  8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Directors of the Corporation including a majority of the Disinterested Directors of the Corporation cast in person at a meeting called for that purpose.
  9. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.
  10. (a) Subject to the conditions set forth below, the Corporation agrees to indemnify and hold harmless ESI and each person, if any, who controls ESI within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation about ESI by or on behalf of ESI expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.
           If any action is brought against ESI or any controlling person thereof with respect to which indemnity may be sought against the Corporation pursuant to the foregoing paragraph, ESI shall promptly notify the Corporation in writing of the institution of such action and the Corporation shall assume the defense of such action, including the employment of counsel selected by the Corporation and payment of expenses. ESI or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of ESI or such controlling person unless the employment of such counsel shall have been authorized in writing by the Corporation in connection with the defense of such action or the Corporation shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Corporation. Anything in this paragraph to the contrary notwithstanding, the Corporation shall not be liable for any settlement of any such claim of action effected without its written consent. The Corporation agrees promptly to notify ESI of the commencement of any litigation or proceedings against the Corporation or any of its officers or Directors or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.
      (b) ESI agrees to indemnify and hold harmless the Corporation, each of its Directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Corporation about ESI by or on behalf of ESI expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Corporation or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against ESI, ESI shall have the rights and duties given to the Corporation, and the Corporation and each other person so indemnified shall have the rights and duties given to ESI by the provisions of subsection (a) above.
      (c) Nothing herein contained shall be deemed to protect any person against liability to the Corporation or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.
      (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Directors, officers, ESI and controlling persons of the Corporation by the Corporation pursuant to this Agreement, the Corporation is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Corporation undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Directors, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Corporation further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Director, ESI or controlling person of the Corporation will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Corporation is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Directors or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.
  11. If at any time the Shares of any Fund are offered in two or more Classes, ESI agrees to adopt compliance standards as to when a class of shares may be sold to particular investors.
  12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.


                                  Exhibit A
                                   to the
                           Distributor's Contract

                           MARKETVEST FUNDS, INC.
                           MARKETVEST EQUITY FUND


       The following provisions are hereby incorporated and made part of the Distributor's Contract dated January 1, 1996, between Marketvest Funds, Inc. and Edgewood Services, Inc. ("ESI") with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints ESI to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, ESI is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay ESI for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. ESI may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as ESI may, by notice to the Corporation, voluntarily declare to be effective.
  4. ESI will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. ESI, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by ESI in its sole discretion.
  5. ESI will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated January 1, 1996 between Marketvest Funds, Inc. and ESI, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Marketvest Equity Fund, and with respect to the Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of January, 1996.

ATTEST:                       MARKETVEST FUNDS, INC.



                              By:
Secretary                                     Vice President
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


                              By:
Secretary                           Executive Vice President
(SEAL)


                                  Exhibit B
                                   to the
                           Distributor's Contract

                           MARKETVEST FUNDS, INC.
              MARKETVEST INTERMEDIATE U.S. GOVERNMENT BOND FUND


       The following provisions are hereby incorporated and made part of the Distributor's Contract dated January 1, 1996, between Marketvest Funds, Inc. and Edgewood Services, Inc. ("ESI") with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints ESI to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, ESI is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay ESI for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. ESI may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as ESI may, by notice to the Corporation, voluntarily declare to be effective.
  4. ESI will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. ESI, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by ESI in its sole discretion.
  5. ESI will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated January 1, 1996 between Marketvest Funds, Inc. and ESI, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Marketvest Intermediate U.S. Government Bond Fund, and with respect to the Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of January, 1996.

ATTEST:                       MARKETVEST FUNDS, INC.



                              By:
Secretary                                     Vice President
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


                              By:
Secretary                           Executive Vice President
(SEAL)


                                  Exhibit C
                                   to the
                           Distributor's Contract

                           MARKETVEST FUNDS, INC.
                       MARKETVEST SHORT-TERM BOND FUND


       The following provisions are hereby incorporated and made part of the Distributor's Contract dated January 1, 1996, between Marketvest Funds, Inc. and Edgewood Services, Inc. ("ESI") with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints ESI to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, ESI is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay ESI for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. ESI may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as ESI may, by notice to the Corporation, voluntarily declare to be effective.
  4. ESI will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. ESI, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by ESI in its sole discretion.
  5. ESI will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated January 1, 1996 between Marketvest Funds, Inc. and ESI, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Marketvest Short-Term Bond Fund, and with respect to the Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of January, 1996.

ATTEST:                       MARKETVEST FUNDS, INC.



                              By:
Secretary                                     Vice President
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


                              By:
Secretary                           Executive Vice President